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Exhibit 10.1

                               Amendment Number 1
                                       to
                             SUBSCRIPTION AGREEMENT

                           Zero Coupon Bonds Due 2010
                                  With Warrants
                        to subscribe for common shares of
                             Shinsung Eng. Co. Ltd.


                          Dated as of FEBRUARY 23, 2001
                                -----------------
                               ("Effective Date")



         Shinsung Eng. Co. Ltd. ("Issuer") and PRI Automation, Inc. ("Purchaser") hereby agree that the Subscription Agreement dated November 30, 2000 for Zero Coupon Bonds Due 2010 with warrants to subscribe for common shares of Shinsung Eng. Co. Ltd. ("Agreement") shall be modified as follows:

1. Exhibit B, TERMS AND CONDITIONS OF WARRANTS, is modified by adding the following subsections to Section 2, Subscription Right:

                  C. Upon exercise of the Warrants into common stock, the
                     Purchaser is restricted from selling or transferring the common stock for a period of 33 days after the date of said warrant exercise.

                  D. The warrants in the Agreement are restricted and may not be transferred or sold to any third party.

2. In all other respects the Agreement shall remain unmodified and in full force and effect.

         Issuer and Purchaser have each instructed their duly authorized representatives to execute this Amendment as of the effective date.


Shinsung Eng. Co. Ltd.                             PRI Automation, Inc.

By: _________________                              By: ______________________

Title: ________________                            Title: _____________________